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                                                                EXHIBIT 8



                               November 5, 1997



Nashville Twin Drive-Thru Partners, L.P.
1314 5th Avenue North, Suite 100
Nashville, Tennessee 37208

Checkers Drive-In Restaurants, Inc.
600 Cleveland Street, 8th Floor
Clearwater, Florida 34615

        Re: Statement on Amendment No. 2 to Form S-4 of Checkers Drive-In Restaurants, Inc., Registration No. 333-33529, as filed with the Securities and Exchange Commission (the "Registration Statement")
                -------------------------------------------------------------


Dear Sirs:

        We have acted as counsel for Checkers Drive-In Restaurants, Inc. in connection with the Registration Statement. In connection therewith, we have reviewed the discussion set forth in Amendment No. 2 to the Registration Statement under the caption "THE TRANSACTION - Certain Federal Income Tax Consequences" (the "Discussion"). Capitalized terms used herein but not defined have the same meanings as set forth in the Registration Statement.

        The Discussion reflects the opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP.

        We hereby consent to the use of our name in the Registration Statement. The issuance of such a consent does not concede that we are an "expert" for purposes of the Securities Act of 1933.

                              Very truly yours,



                      CHRISTENSEN, MILLER, FINK, JACOBS,
                         GLASER, WEIL & SHAPIRO, LLP